                                                                   EXHIBIT 10.36

                        AMENDMENT NO. 4 TO OFFICE LEASE

     THIS AMENDMENT NO. 4 TO OFFICE LEASE ("Amendment") is made and entered into as of June 30, 1999, by and between MARKET & SECOND, INC., a Delaware corporation ("Landlord"), and NEXTCARD, INC., a California corporation, successor-in-interest to Internet Access Financial Corporation, Inc., a California corporation ("Tenant").

     A. Landlord and Tenant have heretofore entered into that certain Office Lease (the "Office Lease") dated September 24, 1997, for certain premises in the building commonly known as 595 Market Street, San Francisco, California (the "Building"). The Office Lease was amended by that certain Tenant Expansion Agreement dated May 2, 1998, by that certain Amendment No. 2 to Office Lease dated September 9, 1998 (the "Second Amendment"), by that certain Tenant Expansion Agreement dated January 29, 1999 (the "Expansion Agreement"), and by that certain Amendment No. 3 to Office Lease dated April 29, 1999 (the "Third Amendment") (collectively, the "Prior Amendments"). The Office Lease and the Prior Amendments are collectively referred to herein as the "Lease". The term of the Lease is currently scheduled to expire on January 31, 2004 (the "Scheduled Expiration Date").

     B. Landlord and Tenant desire to amend the Lease (1) to provide for the expansion of the premises leased thereunder to include the entire fifteenth
(15th) floor of the Building, commonly known as Suite 1500, and containing approximately 13,820 rentable square feet of space, as such space is more particularly shown on Exhibit A-1 attached hereto and incorporated herein (the "15th Floor Expansion Premises"), (2) to extend the term of the Lease, (3) to provide for Tenant's lease, on a temporary basis, of certain additional space consisting of the entire tenth (10th) floor of the Building, commonly known as Suite 1000, and containing approximately 13,820 rentable square feet of space, as such space is more particularly shown on Exhibit A-2 attached hereto and incorporated herein (the "Temporary Space"), and (4) to make certain other modifications to the Lease as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1. Addition of Expansion Premises. As of the earlier of (a) November 1, 1999, or (b) substantial completion of the Work (as defined in the Work Letter attached hereto as Exhibit B) (the "15th Floor Expansion Premises Effective Date"), the 15th Floor Expansion Premises shall be added to and become a part of the premises leased by Tenant under the Lease, subject to the provisions set forth herein, and references in the Lease to the "Premises" shall be deemed to include the 15th Floor Expansion Premises, unless the context clearly requires otherwise.

     2. Amendment of 16th Floor Expansion Premises Effective Date. The phrase "October 1, 1999" contained in clause (a) of Paragraph 1 of the Third Amendment is hereby amended to read "November 1, 1999."

     3. Extension of Lease Term. The term of the Lease is hereby extended for a period of nine (9) months following the Scheduled Expiration Date, such that the term of the Lease will expire on October 31, 2004. The term of the Lease from the Scheduled Expiration Date through October 31, 2004 is herein referred to as the "Extended Term." Tenant's lease of the Premises during the Extended Term shall be on the same terms and conditions as set forth in the Lease (as amended herein), except that Base Rent for Suite 1800 (as defined in the Second Amendment) shall be an amount equal to $52,977.00 per month, and Base Rent for the 16th Floor Expansion Premises (as defined in the Third Amendment) shall also be an amount equal to $52,977.00 per month.

     4. Base Rent for 15th Floor Expansion Premises. From and after the 15th Floor Expansion Premises Effective Date, Tenant shall pay Base Rent for the 15th Floor Expansion Premises as follows:

15th Floor Expansion Premises       $49,522.00 per month, $594,260.00 per year
Effective Date - Oct. 31, 2000:

Nov. 1, 2000 - Oct. 31, 2001:       $50,673.00 per month, $608,080.00 per year

Nov. 1, 2001 - Oct. 31, 2002:       $51,825.00 per month, $621,900.00 per year

Nov. 1, 2000 - Oct. 31, 2003:       $52,977.00 per month, $635,720.00 per year

Nov. 1, 2003 - Oct. 31, 2004:       $54,128.00 per month, $649,540.00 per year

     5. Tenant's Percentage Share. Tenant's percentage share of Operating Expenses and Property Taxes with respect to the 15th Floor Expansion Premises only shall be 3.45% and Tenant's percentage share of Operating Expenses and Property Taxes with respect to the entire Premises (inclusive of the 15th Floor Expansion Premises) shall be 10.35%. The Base Year with respect to the 15th Floor Expansion Premises only shall be the calendar year 2000.

     6. Condition of 15th Floor Expansion Premises. Tenant shall accept the 15th Floor Expansion Premises in its "as-is" condition, with no obligation on the part of Landlord to remodel, repair, refurbish, renovate, improve or alter the 15th Floor Expansion Premises except as expressly set forth in Exhibit B attached hereto.

     7.   Security Deposit.

          (a) In addition to the security deposit currently held by Landlord under the Lease, concurrently with execution and delivery of this Amendment, Tenant shall deliver to Landlord a letter of credit (the "Second Additional Letter of Credit") in the amount of $450,000 for the benefit of Landlord, issued by a major banking institution, and in form and substance reasonably acceptable to Landlord. The Second Additional Letter of Credit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of the Lease to be performed by Tenant. If Tenant fails to pay rent or other sums due hereunder, or otherwise defaults with respect to any provision of the Lease, Landlord may draw on the Second Additional Letter of Credit and use, apply or retain all or any portion of the proceeds thereof for the payment of any rent or other sum in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the proceeds of the Second Additional Letter of Credit, Tenant shall within ten (10) days after demand therefor either deposit with Landlord a substitute Second Additional Letter of Credit in the amount of the Second Additional Letter of Credit prior to such draw by Landlord hereunder, or deposit with Landlord as a security deposit cash equal to the amount drawn by Landlord under the Second Additional Letter of Credit, and Tenant's failure to do so shall be a material breach of the Lease. Landlord shall not be required to pay interest on, or keep any cash deposited by Tenant hereunder, or drawn by Landlord under the Second Additional Letter of Credit, separate from its general accounts.

          (b) Provided that Tenant has not been in default under the Lease, the Second Additional Letter of Credit amount shall be reduced to $365,000.00 on February 1, 2001, to $280,000.00 on February 1, 2002, and to $195,000.00 on
February 1, 2003. Upon such final reduction, Tenant shall provide to Landlord a Second Additional Letter of Credit in the amount of $195,000.00 for the balance of the term of the Lease. If at any time during the term of the Lease, Tenant shall not have provided to Landlord a substitute Second Additional Letter of Credit or renewal of the Second Additional Letter of Credit at least ten (10) days prior to the expiration date of the Second Additional Letter of Credit held by Landlord hereunder, Landlord may draw the full amount of the Second Additional Letter of Credit, and hold the proceeds thereof as the security deposit hereunder.

     8. Lease of Temporary Space. As of July 15, 1999 (the "Temporary Space Commencement Date"), the Temporary Space shall be added to and become a part of the Premises, subject to all of the terms and conditions of the Lease, except as expressly modified herein.

          (a) The term of the Lease with respect to the Temporary Space only (the "Temporary Space Term") shall commence on the Temporary Space Commencement Date and shall terminate on that date (the "Temporary Space Expiration Date") which is ten (10) business days following the 15th Floor Expansion Premises Effective Date.

          (b) Base Rent for the Temporary Space shall be an amount equal to Forty-Six Thousand Sixty-Seven Dollars ($46,067.00) per month (i.e., $40.00 per rentable square foot per year). Base Rent for any fractional month during the Temporary Space Term shall be equitably prorated based upon the actual number of days in such month. No Escalation Rent shall be due with respect to the Temporary Space.

          (c) Tenant shall accept possession of the Temporary Space in its "as is" condition, without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements thereto.

          (d) Tenant hereby acknowledges and agrees that Landlord shall at all times, upon reasonable advance verbal notice to Tenant, have access to the Temporary Space for the purpose of showing the Temporary Space to prospective tenants. Tenant shall have the right to designate a representative of Tenant to accompany Landlord on any such tour of the Temporary Premises, provided that such representative must be available at the time of such tour so as not to delay or impede such tour.

          (e) On or prior to the Temporary Space Expiration Date, Tenant shall surrender the Temporary Space and deliver possession of the same to Landlord in a vacant and broom clean condition, free of all of Tenant's personal property, and otherwise in the condition required pursuant to the terms of the Lease. Any failure by Tenant to timely surrender possession of the Temporary Space in the condition required hereunder shall be a material breach of the Lease and, in addition, shall be subject to the provisions of Section 31 of the Office Lease.

     9. Lease of Expansion Space. Pursuant to the Expansion Agreement, Tenant leased from Landlord the Expansion Space (as such term is defined in the Expansion Agreement). The term of the Expansion Space is currently scheduled to expire on that date which is ten (10) business days following the 16th Floor Expansion Premises Effective Date (as defined in the Third Amendment). Landlord and Tenant hereby agree to amend the term of the Expansion Space such that the term of the Expansion Space will expire on that date (the "Amended Expansion Space Expiration Date") which is ten (10) business days following the 15th Floor Expansion Premises Effective Date. Tenant's lease of the Expansion Space shall be on and subject to all the terms and conditions of the Expansion Agreement, as amended herein. On or prior to the Amended Expansion Space Expiration Date, Tenant shall surrender the Expansion Space and deliver possession of the same to Landlord in a vacant and broom clean condition, free of all of Tenant's personal property, and otherwise in the condition required pursuant to the terms of the Lease. Any failure by Tenant to timely surrender possession of the Expansion Space in the condition required hereunder shall be a material breach of the Lease and, in addition, shall be subject to the provisions of Section 31 of the Office Lease.

     10.  Brokers.

          (a) Tenant represents and warrants that it has had no dealings with any broker or agent in connection with this Amendment or the 15th Floor Expansion Premises other than CB Richard Ellis ("CB"), and Tenant shall indemnify, defend, reimburse and hold Landlord harmless from and against any and all claims, demands, costs, charges, losses and liabilities (including, without limitation, attorneys' fees and costs) asserted by any party other than CB based upon any dealings of that party with Tenant in connection with the 15th Floor Expansion Premises or this Amendment.

          (b) Tenant represents and warrants that it has had no dealings with any broker or agent in connection with the Temporary Space, and Tenant shall indemnify, defend, reimburse and hold Landlord harmless from and against any and all claims, demands, costs, charges, losses and liabilities (including, without limitation, attorneys' fees and costs) asserted by any party based upon dealings of that party with Tenant in connection with the Temporary Space.

          (c) The terms and provisions of this Paragraph 10 shall survive the expiration or any earlier termination of the Lease.

     11. Capitalized Terms. All capitalized terms not defined herein shall have the meaning given to them in the Lease.

     12. Effectiveness. Except as expressly modified herein, the terms, covenants and conditions of the Lease shall remain in full force and effect.

     13. Ratification. Landlord and Tenant hereby ratify and confirm all of the provisions of the Lease as amended by Paragraphs 1 through 12 hereof.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.


TENANT:                                 LANDLORD:

NEXTCARD, INC.,                         MARKET & SECOND, INC.,
a California corporation                a Delaware corporation

By:  /s/ [Signature Illegible]          By:  /s/ KENT GOODWIN
   ---------------------------------       ---------------------------------
                                           KENT GOODWIN

Its:    CFO                             Its: AUTHORIZED SIGNATORY
    --------------------------------        --------------------------------


By:  /s/ [Signature Illegible]          By:  /s/ RON KILBY
   ---------------------------------       ---------------------------------
                                           RON KILBY

Its:   VP, Project Integration          Its: AUTHORIZED SIGNATORY
    --------------------------------        --------------------------------

                                  EXHIBIT A-1

                 LOCATION OF FIFTEENTH FLOOR EXPANSION PREMISES




                            [PLANNING OF 595 MARKET]


595 MARKET                                                                 FLOOR
SUITE 1500                                                                   15
13,820 RSF

ISSUED 5/12/99

                                                                     PLEASE READ
                                                                     AND INITIAL
                                                                     [ILLEGIBLE]
                                                                            ----

                                  EXHIBIT A-1

                                  EXHIBIT A-2

                          LOCATION OF TEMPORARY SPACE




                            [PLANNING OF 595 MARKET]


595 MARKET                                                                 FLOOR
SUITE 1000                                                                   10
13,820 RSF

ISSUED 5/12/99

                                                                     PLEASE READ
                                                                     AND INITIAL
                                                                     [ILLEGIBLE]
                                                                            ----

                                  EXHIBIT A-2

                                   EXHIBIT B

                                  WORK LETTER

     This Work Letter is an Exhibit to that certain document captioned Amendment No. 4 to Office Lease (referred to herein for convenience as the "Lease") between MARKET & SECOND, INC., a Delaware corporation ("Landlord"), and NEXTCARD, INC., a California corporation ("Tenant"), dated June __, 1999.

     I.   Dates and Allowance.


          Space Plan Date:                   July 16, 1999

          Construction Drawings Date:        July 30, 1999

          Allowance:                         Up to Thirty-Five and No/100
                                             Dollars ($35.00) per rentable
                                             square foot of area within the
                                             Premises (i.e., $483,700.00), as
                                             further described in Section IV(b).

     II. Construction Representatives, Space Planner, Architect and Engineer. Landlord's and Tenant's construction representatives for coordination of planning, construction, approval of change orders, substantial and final completion, and other such matters (unless either party changes its representative upon written notice to the other), and the other parties involved in planning the Work, are:

          Landlord's Representative:         Jeffrey Brueckner
                                             Tower Realty Management Corporation

          Address:                           595 Market Street, Suite 2210
                                             San Francisco, CA 94105

          Telephone:                         (415) 512-6801

          Fax:                               (415) 512-6809

          Tenant's Representative:           Shaun Deane

          Address:                           595 Market Street, Suite 1800
                                             San Francisco, CA 94105

          Telephone:                         (415) 836-9700

          Fax:                               (415) 836-9790

          Space Planner:                     SPACE Architects

          Architect:                         SPACE Architects

          Engineer:                          One or more California licensed
                                             engineers approved or designated
                                             by Landlord in writing.

     II. Plans. The term "Plans" herein shall refer to the Space Plan and Construction Drawings collectively. The term "Planner" herein shall refer to the Space Planner, Architect or Engineer, as appropriate, each of whom shall be retained by Landlord. Tenant has sole responsibility to provide all information concerning its space planning requirements to the Planner, to cause the Planner to prepare the Plans, and to obtain Landlord's final approval thereof (including all revisions) by the dates set forth above. Such dates are critical and of the essence hereof with respect to contracting out the Work, obtaining permits, and achieving substantial completion in a timely manner. The Plans shall be signed or initiated by Tenant, if requested by Landlord, and shall be prepared and approved in accordance with the following provisions:

     (a) Space Plan. By the Space Plan Date, Tenant shall: (1) provide Space Planner with all information concerning Tenant's requirements in order for Space Planner to prepare the Space Plan, (2) cause Space Planner to complete Tenant's Space Plan, (3) obtain Landlord's written approval thereof, and (4) provide three (3) copies thereof to Architect. "Space Plan" herein means a floor plan, drawn to scale, showing (i) demising walls, interior walls and other partitions, including type of wall or partition and height, (ii) doors and other openings in such walls or partitions, including type of door and hardware, (iii) any floor or ceiling openings, and any variations to building standard floor or ceiling heights, (iv) electrical outlets, and any restrooms, kitchens, computer rooms, file cabinets, file rooms and other special purpose rooms, and any sinks or other plumbing facilities, or other special electrical, HVAC, plumbing or other facilities or equipment, including all special loading,
(v) communications system, including location and dimensions of equipment rooms, and telephone and computer outlet locations, (vi) special cabinet work or other millwork items, (vii) any space planning considerations under the Disabilities Acts, (viii) finish selections (i.e., color selection of painted areas, and selection of floor and any special wall coverings from Landlord's available building standard selections) (which selections Tenant may defer until the Construction Drawings Date), and (ix) any other details or features reasonably required in order to obtain a preliminary cost estimate as described in Section IV or otherwise reasonably requested by Architect, Engineer or Landlord in order for the Space Plan to serve as a basis for preparing the Construction Drawings.

     (b) Construction Drawings. By the Construction Drawings Date, Tenant shall: (1) provide all information concerning Tenant's requirements in order for Architect and Engineer to prepare the Construction Drawings, (2) cause Architect and Engineer to complete the Construction Drawings (which shall include at least three (3) mylar sepias, or such other quantity as Landlord may reasonably require), and (3) obtain Landlord's written approval thereof. "Construction Drawings" herein means fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation and heating), and shall include any applicable items described above for the Space Plan, and to the extent applicable: (i) electrical outlet locations, circuits and anticipated usage therefor, (ii) reflected ceiling plan, including lighting, switching, and any special ceiling specifications, (iii) duct locations for heating, ventilating and air-conditioning equipment, (iv) details of all millwork, (v) dimensions of all equipment and cabinets to be built in,
(vi) furniture plan showing details of space occupancy, (vii) keying schedule,
(viii) lighting arrangement, (ix) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire protection, life-fire-safety system, or mechanical systems,
(x) special heating, ventilating and air conditioning equipment and requirements, (xi) weight and location of heavy equipment, and anticipated loads for special usage rooms, (xii) demolition plan, (xiii) partition construction plan, (xiv) all requirements under the Disabilities Acts and other governmental requirements, and (xv) final finish selections, and any other details or features reasonably required in order to obtain a final cost estimate as described in Section IV or otherwise reasonably requested by Architect, Engineer or Landlord in order for the Construction Drawings to serve as a basis for contracting the Work.

     (c) Landlord's Approval of Plans. Landlord shall either approve any Plans or revisions submitted pursuant hereto or disapprove of the same with suggestions for making the same acceptable. Landlord shall not unreasonably withhold approval if the Plans provide for a customary office layout, with finishes and materials generally conforming to building standard finishes and materials currently being used by Landlord at the Building, are compatible with the Building's shell and core construction, and if no modifications will be required for the Building electrical, heating, air-conditioning, ventilation, plumbing, fire protection, life-fire-safety, or other systems or equipment, and will not require any structural modifications to the Building, whether required by heavy loads or otherwise. Landlord may request that Tenant approve
Landlord's suggested changes in writing (such approval shall not be unreasonably withheld), or Landlord may arrange directly with the Planner for revised Plans to be prepared incorporating such suggestions (in which case, Tenant shall sign or initial the revised Plans and/or Landlord's notice concerning the suggested changes, if requested by Landlord). Landlord's approval of the


                                   EXHIBIT B

Plans shall not be deemed a warranty as to the adequacy or legality of the design, and Landlord hereby disclaims any responsibility or liability for the same.

          (d) Governmental Approval of Plans. Landlord shall cause its contractor to apply for any normal building permits required for the Work which are issued pursuant to a local building code as a ministerial matter. If the Plans must be revised in order to obtain such building permits, Landlord shall promptly notify Tenant. In such case, Tenant shall promptly arrange for the Plans to be revised to satisfy the building permit requirements and shall submit the revised Plans to Landlord for approval as a Change Order under
Section III(e). Landlord shall have no obligation to apply for any zoning, parking or sign code amendments, approvals, permits or variances, or any other governmental approval, permit or action (except normal building permits as described above). If any such other matters are required, Tenant shall promptly seek to satisfy such requirements or revise the Plans to eliminate such requirements.

          (e) Changes After Plans Are Approved. If Tenant shall desire any changes, alterations, or additions to the Plans after they have been approved by Landlord, Tenant shall submit a detailed written request or revised Plans (the "Change Order") to Landlord for approval. If reasonable and practicable and generally consistent with the Plans theretofore approved, Landlord shall not unreasonably withhold approval, but all costs in connection therewith, including, without limitation, construction costs, permit fees, and any additional plans, drawings and engineering reports or other studies or tests, or revisions of such existing items, shall be paid for by Tenant as a Tenant's Cost under Section IV. The cost of any corrections for errors or omissions made by any space planner, architect, engineer or contractor recommended or engaged by Tenant, including corrections for unforeseen or concealed conditions, shall be borne by Tenant.

          (f) Planning for Disabilities Act. Tenant shall be responsible for matters under the Disabilities Acts relating to the Premises or improvements thereto. Without limiting the generality of the foregoing, Tenant shall: (a) provide complete and accurate information such that the Plans will comply with the Disabilities Acts, and update such information as needed, and (b) be responsible for any changes to the Work or Premises resulting from changes in Tenant's employees, business operations or the Disabilities Acts. Without limitation as to other provisions, Tenant hereby expressly acknowledges that Tenant's indemnity and related obligations under the Lease shall apply to violations of this provision.

     IV.  COST OF THE WORK, ALLOWANCE AND TENANT'S COST.

          (a) Cost of the Work. Except for the Allowance to be provided by Landlord hereunder, Tenant shall pay the entire cost (herein referred to as the "Cost of the Work") for or related to: (1) the Work, including, without limitation, costs of labor, hardware, equipment and materials, contractors' charges for overhead and fees, and so-called "general conditions" (including rubbish removal, utilities, freight elevators, hoisting, field supervision, building permits, occupancy certificates, inspection fees, utility connections, bonds, insurance, sales taxes, and the like), (2) the Plans, including, without limitation, all revisions thereto, and engineering reports, or other studies, reports or tests, air balancing or related work in connection therewith, and (3) Landlord's costs and administrative fee described below. "Work" herein means:
(i) the improvements and items of work shown on the final approved Plans (including changes thereto approved by Landlord), and (ii) any demolition, preparation or other work required in connection therewith, including without limitation, structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design, or construction of the Work or in order to extend any mechanical distribution, fire protection or other systems from existing points of distribution or connection, or in order to obtain building permits for the work to be performed within the Premises (unless Landlord requires that the Plans be revised to eliminate the necessity for such work). The Cost of the Work shall include a Landlord administrative fee equal to five percent (5%) of all other amounts included in the Cost of the Work.

          (b) Allowance. Landlord shall provide a construction allowance (the "Allowance") as set forth in Section I above. Landlord shall make the Allowance available



                                   EXHIBIT B
                                   ---------
towards: (1) costs of permanent leasehold improvements included in the Work, including labor, hardware, equipment and materials, contractors' charges for overhead and fees, and general conditions, (2) costs of the Space Plan and Construction Drawings, provided such costs, as a share of the Allowance, shall not exceed Two and 50/100 Dollars ($2.50) per rentable square foot (i.e., $34,550.00) (and which shall exclude planning for furniture, fixtures and equipment), and (3) Landlord's costs and administrative fee, as described above. The Allowance shall not be used for any other purpose, such as, but not limited to, furniture, trade fixtures, cabling or personal property. If all or any portion of the Allowance shall not be used, Landlord shall be entitled to the savings and Tenant shall receive no credit therefor. If Landlord terminates the Lease or Tenant's right to possession based on an Event of Default by Tenant, Tenant shall repay Landlord on demand for the amount of the Allowance provided hereunder, as additional damages, without in any way limiting Landlord's other rights or remedies.

          (c) Tenant's Cost; Estimates and Payments. Any portion of the Cost of the Work exceeding the Allowance is referred to herein as "Tenant's Cost." Landlord may at any time estimate Tenant's Cost in advance, or revise any such estimate, in which case Tenant shall deposit the estimated amount (or the increase reflected in any revised estimate) with Landlord within three (3) days after Landlord so requests. If the Work involves progress payments, Landlord shall apply the amounts deposited by Tenant first. If, after final completion and payment for the Work, the actual amount of Tenant's Cost exceeds the estimated amount, Tenant shall pay the difference to Landlord within three (3) days after Landlord so requests. If such estimated amount exceeds the actual amount of Tenant's Cost, Landlord shall provide a refund of the difference. Tenant's Cost shall be deemed "rent" under the Lease (and all remedies for the non-payment of rent shall be available to Landlord therefor), and Tenant's obligations under the Lease to keep the Premises and Building free of liens shall apply to any liens arising from any failure to pay Tenant's Cost hereunder.

          (d) Tenant's Approval and Nature of Cost Estimates. Landlord may request Tenant's written approval of any cost estimate hereunder. Tenant shall not unreasonably withhold such approval, and shall approve or disapprove the same in writing within three (3) days after Landlord so requests. If Tenant reasonably disapproves of any such estimate, Tenant shall meet with the Planner and eliminate or substitute items in order to reduce Tenant's Cost in connection with preparing a revised version of the Plans as a Change Order pursuant to Section III above, but the foregoing dates to complete the Plans shall not be extended thereby. Any cost estimates based on a Space Plan will be preliminary in nature, and may not be relied on by Tenant. Any written estimate of Tenant's Cost prepared by Landlord's contractor based on the approved Construction Drawings is also an estimate only and not a price guaranty, and is subject to increases, including, but not limited to, increases based on: (a) changes in the Construction Drawings or the Work, (b) increases in costs of labor or materials or the delivery thereof, (c) concealed conditions encountered on the job site, (d) new legal requirements becoming effective following preparation of the estimate, or (e) strikes, acts of God, shortages of materials or labor, or other causes beyond Landlord's reasonably control.

     V.   CONSTRUCTION.

          (a) Landlord to Arrange Work. Provided Tenant completes the Plans on time and deposits with Landlord an amount equal to Landlord's estimate of Tenant's Cost as provided above, and is not then in violation of the Lease (including this exhibit), Landlord shall use reasonable efforts to cause Landlord's contractor to substantially complete the Work by November 1, 1999. Landlord reserves the right to substitute comparable or better materials and items for those shown in the Plans, so long as they do not materially and adversely affect the appearance of the Premises. Landlord's general contractor shall competitively bid all major subcontractors.

          (b) Landlord's Work. Landlord shall, at Landlord's sole expense, prior to Tenant's taking occupancy of the Premises, complete any work in the restrooms located in the Premises necessary to cause such restrooms to comply with applicable building codes including, without limitation, the Disabilities Acts.


                                   EXHIBIT B
                                   ---------

          (c) Substantial Completion and Walk-Through. Landlord shall be deemed to have "substantially completed" the Work for purposes hereof if Landlord has caused the Work to be sufficiently completed such that Tenant can reasonably use the Premises or complete any improvements or changes to the Premises to be made by Tenant. When Landlord notifies Tenant that the Work has been substantially completed, either party may request a joint walk-through inspection in order for Tenant to identify any necessary final completion or other "punchlist" items. Neither party shall unreasonably withhold approval concerning such items. If Tenant fails to participate in a walk-through as provided above, or otherwise fails to object to Landlord's notice of substantial completion in writing within three (3) business days thereafter specifying in detail the items of work needed to be performed in order for substantial completion, Tenant shall be deemed conclusively to have agreed that the Work is substantially completed for purposes of the Commencement Date and commencement of Rent under the Lease as of the date set forth in Landlord's notice. If there is any dispute as to whether Landlord has substantially completed the Work, Landlord may request a good faith decision by Landlord's architect which shall be final and binding on the parties.

          (c) Final Completion. Substantial completion shall not prejudice Tenant's rights to require full completion of any remaining items of Work, which Landlord shall use reasonable efforts to complete promptly after substantial completion has occurred. If Landlord notifies Tenant in writing that the Work is fully completed, and Tenant fails to object thereto in writing within five (5) business days thereafter specifying in detail the items of work needed to be completed and the nature of work needed to complete said items, Tenant shall be deemed conclusively to have accepted the Work as fully completed (or such portions thereof as to which Tenant has not so objected). In connection with the Work, Landlord: (1) shall cause building standard suite identification signage, and building standard window blinds, to be installed (to the extent not already existing), and (2) will cause a contractor to perform air balancing tests on the Premises and adjust the HVAC system as a result thereof. The costs of such items may be charged against the Allowance, and if the Allowance shall be insufficient, Tenant shall pay Landlord for such costs as additional rent within thirty (30) days after billed.

          (e) Landlord's Role. The parties acknowledge that neither Landlord nor its managing agent is an architect or engineer, and that the Work will be designed and performed by independent architects, engineers and contractors. Landlord and its managing agent shall have no responsibility for construction means, methods or techniques or safety precautions in connection with the Work, and do not guarantee that the Plans or Work will be free from errors, omissions or defects, and shall have no liability therefor. In the event of such errors, omissions or defects, Landlord shall cooperate in any action Tenant desires to bring against such parties.

     VI. WORK PERFORMED BY TENANT. Landlord, at Landlord's discretion, may permit Tenant and any of Tenant's space planners, architects, engineers, contractors, suppliers, employees, agents and other such parties (collectively, "Tenant's Contractors") to enter the Premises prior to completion of the Work in order to make the Premises ready for Tenant's use and occupancy. If Landlord permits such entry prior to completion of the Work, then such permission shall be deemed a license only and not a lease, and is conditioned upon: (a) Tenant obtaining Landlord's prior written approval of such entry, Tenant's Contractors and the work they will perform, and complying with all of the other requirements of the Lease pertaining to work performed by Tenant in the Premises, all insurance requirements under the Lease, and all other conditions imposed by Landlord for the prior submission of security, affidavits and lien waivers or otherwise in connection therewith, (b) Tenant and Tenant's Contractors working in harmony and not interfering with Landlord and Landlord's space planners, architects, engineers, contractors, suppliers, employees, agents and other such parties (collectively, "Landlord's Contractors") in doing the Work or with other tenants and occupants of the Building, and (c) Tenant paying for any utilities and services consumed in connection with such work. If at any time such entry shall cause or threaten to cause such disharmony or interference, or violate any of the other foregoing requirements, in Landlord's sole opinion, Landlord shall have the right to revoke such license immediately upon oral or written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any decorations, fixtures, personal property, installations or other improvements or items of work installed, constructed or brought upon the Premises by or for Tenant or Tenant' Contractors prior to completion of the


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